UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 27, 2015

Beacon Roofing Supply, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

000-50924	36-4173371
(Commission	(IRS Employer
File Number)	Identification No.)

505 Huntmar Park Drive, Suite 300, Herndon, VA	20170
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (571) 323-3939

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

Merger Agreement

On July 27, 2015, Beacon Roofing Supply, Inc. (“Beacon”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Beacon Leadership Acquisition I, Inc., a Delaware corporation and a wholly owned subsidiary of Beacon (“Merger Sub I”), Beacon Leadership Acquisition II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Beacon (“Merger Sub II”),  and CDRR Investors, Inc., a Delaware corporation (“Target”).

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Beacon will acquire Target through a merger of Merger Sub I with and into Target (the “First Merger”), with the Target continuing as the surviving corporation and a wholly owned subsidiary of Beacon, followed by a merger of the surviving corporation with and into Merger Sub II (the “Second Merger”, and, together with the First Merger, the “Mergers”), with Merger Sub II continuing as the surviving limited liability company and a wholly owned subsidiary of Beacon.

Upon consummation of the First Merger, each issued and outstanding share of Target (other than shares held by Merger Sub I, Merger Sub II, Beacon, Target or any of their direct or indirect subsidiaries and dissenting shares) will be cancelled and converted into the right to receive $12.50 and 0.4065 of a share of Beacon’s common stock, except that those Target stockholders who have not confirmed their status as “accredited investors” (as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) will receive $25 in cash. The anticipated aggregate consideration to be paid by Beacon to consummate the Mergers is approximately $1.14 billion (based upon a ten-day average of the volume weighted average prices of Beacon common stock as of July 24, 2015), consisting of (i) approximately $286 million in cash payable to Target’s stockholders, (ii) approximately 9 million shares of Beacon common stock issuable to Target’s stockholders, (iii) substitute Beacon options in exchange for approximately 862,400 Target options, and (iv) $565 million in cash for repayment of Target’s outstanding net indebtedness.

In connection with the Mergers, Target options will be cancelled. Holders of vested in–the–money Target options will receive cash and shares of Beacon common stock, and holders of unvested Target options will receive substitute Beacon options under Beacon’s existing stock option plan.

Each of Beacon’s and Target’s board of directors has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Mergers, and the Merger Agreement has also been approved and adopted by the holders of at least a majority of the outstanding shares of Target common stock. Each party’s obligations to consummate the Mergers are subject to customary closing conditions, including, among others, conditions relating to (i) the expiration or termination of the applicable antitrust waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, (ii) the absence of legal prohibitions preventing consummation of the Mergers, (iii) the accuracy of the other party’s representations and warranties, subject to certain materiality exceptions, and (iv) the performance by the other party of its respective covenants. There is no financing condition to closing in the Merger Agreement.

The parties to the Merger Agreement have each made customary representations, warranties and covenants in the Merger Agreement, including, among others, Target’s agreement to conduct its business in the ordinary course of business consistent with past practice between the date of the Merger Agreement and the closing, and the parties’ agreement to use reasonable best efforts to consummate the transactions. Beacon has agreed to comply with all restrictions and conditions required by any governmental entity with respect to antitrust laws, including divestitures, limiting freedom of action, and amending, terminating or entering into licenses or agreements.

The Merger Agreement contains certain termination rights of the parties, including if (i) the closing has not occurred on or prior to December 31, 2015 and (ii) the other party has breached its representations, warranties or covenants, subject to customary materiality qualifications and the ability to cure.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been included in this report to provide investors with information regarding its terms and conditions. It is not intended to provide any other factual information about Beacon, Merger Sub I, Merger Sub II or Target or any of their respective subsidiaries. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Beacon, Merger Sub I, Merger Sub II or Target or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Beacon’s public disclosures.

Investment Agreement

In connection with the Merger Agreement, Beacon executed an Investment Agreement (the “Investment Agreement”) with CD&R Roadhouse Holdings, L.P. , an affiliate of Clayton Dubilier & Rice, LLC and the controlling stockholder of Target (the “CD&R Stockholder”), prohibiting such stockholder and its affiliates (collectively, the “Stockholder Investors”), for 180 days after the closing, from transferring or selling any shares of Beacon’s common stock acquired pursuant to the Merger Agreement or entering into certain derivative transactions with respect to such shares, subject to certain exceptions.

The Investment Agreement provides that the Stockholder Investors (i) may designate two Beacon directors, for so long as the Stockholder Investors hold at least 50% of the shares of Beacon common stock received by the CD&R Stockholder under the Merger Agreement, and (ii) may designate one Beacon director, for so long as the Stockholder Investors hold less than 50%, but at least 10%, of such Beacon shares so received by the CD&R Stockholder.

The Investment Agreement further provides that, for so long as the CD&R Stockholder may designate one Beacon director and for six months thereafter, neither CD&R Stockholder nor any of its affiliated funds or any of its or their respective affiliates will solicit senior management-level employees or engage in the distribution of roofing materials, subject to certain exceptions.

The foregoing description of the Investment Agreement does not purport to be complete and is qualified in its entirety by reference to the Investment Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Registration Rights Agreement

In connection with the Investment Agreement, upon consummation of the Mergers, Beacon will enter into a registration rights agreement with the CD&R Stockholder, pursuant to which Beacon has agreed to file a resale shelf registration statement for the benefit of the CD&R Stockholder and certain of its permitted transferees (the “Target Stockholders”) promptly upon the expiration of the 180-day post-closing lock-up period, and pursuant to which Target Stockholders may make up to three requests (only two of which may require substantial marketing efforts or a separate registration statement) that Beacon conduct an underwritten offering of, or register, Beacon common stock held by the Target Stockholders. The Target Stockholders also may request that Beacon include their shares in certain future registration statements or offerings of common stock by Beacon. These rights terminate when the Target Stockholders no longer own any shares of Beacon common stock.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Commitment Letter

On July 27, 2015, Beacon entered into a commitment letter (the “Commitment Letter”) with Wells Fargo Bank, National Association, WF Investment Holdings, LLC, Wells Fargo Securities, LLC and Citigroup Global Markets Inc. (collectively, the “Commitment Parties”).

The Commitment Letter provides that the Commitment Parties have agreed to provide Beacon with the debt financing necessary to consummate the Mergers. The debt financing is comprised of the following sources:

•	a seven-year senior secured term loan “B” facility in an aggregate principal amount of $450.0 million;
•	a senior secured asset-based revolving credit facility in an aggregate principal amount of $700.0 million; and

•	a senior unsecured bridge facility in an aggregate principal amount of up to $300.0 million, if Beacon is unable to issue and sell $300.0 million of its senior unsecured notes on or prior to the closing of the Mergers.

The funding of the debt financing is contingent on the satisfaction of certain conditions set forth in the Commitment Letter. The proceeds from these borrowings or issuances will be used by Beacon to finance a portion of the cash consideration to be paid in the Merger, to refinance certain existing indebtedness of Beacon and repay existing Target indebtedness and to pay related fees and expenses. Citigroup Global Markets Inc. is providing certain advisory and other services to Beacon in connection with the Mergers and related debt financing.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Commitment Letter, a copy of which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information regarding the issuance of shares of Beacon common stock set forth in Item 1.01 above under the heading “Merger Agreement” is incorporated herein by reference.

The shares of Beacon common stock issuable pursuant to the First Merger will be issued only to “accredited investors” as defined in Regulation D promulgated under the Securities Act. The issuance and sale of the shares of Beacon common stock is exempt from registration under Section 4(a)(2) of the Securities Act because the transaction does not involve a public offering. The shares of Beacon common stock to be issued will be restricted securities for purposes of Rule 144 and subject to certain requirements before sale, including holding period requirements. Beacon has not engaged in general solicitation or advertising with regard to the issuance and sale of the Beacon common stock to be issued in the First Merger. The certificates representing the shares of common stock to be issued in the Mergers will contain a legend to the effect that such shares are not registered under the Securities Act and may not be transferred except pursuant to a registration statement which has become effective under the Securities Act or pursuant to an exemption from such registration.

Item 7.01. Regulation FD Disclosure.

On July 27, 2015, Beacon and Target issued a joint press release announcing the execution of the Merger Agreement, a copy of which is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

In anticipation of responding to future analyst inquiries, Beacon intends to disclose its belief that the acquisition of Target will result in a minimum $0.30 increase in adjusted (non-GAAP) diluted earnings per share for Beacon’s fiscal year 2016.

The forward-looking statements contained in this Form 8-K are qualified by the information contained under the heading “Forward-Looking Statements” in the press release furnished as Exhibit 99.1 hereto.

Beacon believes that its presentation of information regarding adjusted (non-GAAP) diluted earnings per share, which excludes costs to achieve synergies, amortization of deferred financing fees, M&A fees, legal fees, stock based compensation expense, and related one-time costs, is useful to investors because it permits investors to better understand year-over-year changes in underlying operating performance. Beacon has not provided quantitative reconciliations of adjusted diluted earnings per share because not all of the information necessary for quantitative reconciliation is available to us at this time without unreasonable efforts. Accordingly, Beacon does not believe that reconciling information for such projected figures would be meaningful.

The information in this Item 7.01 (including the exhibit hereto) is being furnished under “Item 7.01. Regulation FD Disclosure.” Such information (including the exhibit hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits

2.1*	Agreement and Plan of Merger, dated as of July 27, 2015, by and among CDDR Investors, Inc., Beacon Roofing Supply, Inc., Beacon Leadership Acquisition I, Inc. and Beacon Leadership Acquisition II, LLC.
10.1	Investment Agreement, dated as of July 27, 2015, by and between Beacon Roofing Supply, Inc., and CD&R Roadhouse Holdings, L.P.
10.2	Form of Registration Rights Agreement by and between Beacon Roofing Supply, Inc., and CD&R Roadhouse Holdings, L.P.
10.3	Commitment Letter, dated as of July 27, 2015, by and among Wells Fargo Bank, National Association, WF Investment Holdings, LLC, Wells Fargo Securities, LLC Citigroup Global Markets Inc. and Beacon Roofing Supply, Inc.
99.1	Joint press release issued by Beacon Roofing Supply, Inc., and CDRR Investors, Inc. (Roofing Supply Group), on July 27, 2015

*	The registrant agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon the request of the SEC in accordance with Item 601(b)(2) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

Date:	July 27, 2015	By:	/s/ Joseph M. Nowicki
Joseph M. Nowicki
Executive Vice President and CFO